Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor / Media Contact: Mel Stephens (248) 447-1624 Investor Contact: Joel Elsesser (248) 447-5512

Lear Reports Record Second Quarter 2017 Sales and Earnings

and Increases Full Year Financial Outlook

SOUTHFIELD, Michigan, July 26, 2017 — Lear Corporation [NYSE: LEA], a leading global supplier of automotive seating and electrical systems, today reported record sales and earnings for the second quarter 2017. Highlights include:

•	Sales of $5.1 billion, up 8% from a year ago; up 10% excluding the impact of foreign exchange

•	Net income of $312 million, up 10% from $282 million in the prior year

•	Core operating earnings of $439 million with a margin of 8.6%, up from 8.4% a year ago

•	Earnings per share of $4.49 and adjusted earnings per share of $4.39, up 20% from the prior year

•	Net cash provided by operating activities and free cash flow of $566 million and $413 million, respectively

•	Increased sales and improved margins in both business segments

•	Completed acquisition of Grupo Antolin’s seating business

•	Increasing full year outlook based on strong first half performance, the addition of Grupo Antolin’s seating business and our outlook for the rest of the year

“In the second quarter, we continued to grow our sales faster than industry production, improve our operating margins in both segments and achieve record overall financial results. Accordingly, we are increasing our full year outlook for sales, earnings and free cash flow,” said Matt Simoncini, Lear’s president and chief executive officer. “With our unique product capabilities, industry-leading cost structure and record backlog, we are well positioned to continue to gain market share and grow our earnings.”

(more)

Second Quarter Financial Results

(in millions, except per share amounts)

	2017	2016
Reported
Sales	$5,123.2	$4,724.8
Net income	$311.9	$282.4
Earnings per share	$4.49	$3.82
Adjusted (1)
Core operating earnings	$438.9	$398.5
Adjusted net income	$304.9	$270.1
Adjusted earnings per share	$4.39	$3.66

Sales in the second quarter increased 8% to $5.1 billion. Excluding the impact of foreign exchange, sales were up 10%, with growth in all regions. The increase reflects the addition of new business in both of our product segments and the acquisition of Grupo Antolin’s seating business.

Core operating earnings were $439 million, or 8.6% of sales, reflecting the increase in sales and favorable operating performance. In the Seating segment, margins and adjusted margins increased to 8.0% and 8.4% of sales, respectively. In the E-Systems segment, margins and adjusted margins increased to 14.2% and 14.9% of sales, respectively.

Earnings per share were up 18% to $4.49 per share. Adjusted earnings per share were up 20% to $4.39 per share, reflecting the improved operating earnings, a reduced share count and a lower effective tax rate.

In the second quarter of 2017, net cash provided by operating activities was $566 million, and free cash flow was $413 million.

(1)	For more information regarding our non-GAAP financial measures, see “Non-GAAP Financial Information” below.

Share Repurchase Program

During the second quarter of 2017, Lear repurchased approximately 0.9 million shares of its common stock for a total of $127 million. As of the end of the second quarter, Lear had a remaining share repurchase authorization of $746 million, which expires on December 31, 2019, and reflects approximately 7% of Lear’s total market capitalization at current market prices.

Since initiating the share repurchase program in early 2011, Lear has repurchased 42.9 million shares of its common stock for a total of $3.3 billion at an average price of $77.33 per share. This represents a reduction of approximately 41% of our shares outstanding at the time that we began the program.

Acquisition of Grupo Antolin’s Seating Business

On April 28, 2017, Lear completed the acquisition of Grupo Antolin’s seating business, with operations in five countries in Europe and North Africa. Grupo Antolin’s seating business is comprised of just-in-time seat assembly, seat structures & mechanisms and seat covers and is well positioned among the largest European automakers, including Daimler, Peugeot Citroën, Renault Nissan and Volkswagen.

Grupo Antolin’s seating business has modern facilities and a reputation for strong engineering and product development capabilities, lean manufacturing and superior quality. Grupo Antolin’s product capabilities, including flexible and light weight seat designs, are an excellent complement to Lear’s existing seating business.

Full Year 2017 Financial Outlook

Lear is increasing its full year 2017 financial outlook for sales, earnings and free cash flow based on our strong first half performance, the addition of Grupo Antolin’s seating business and our outlook for the remainder of the year.

The current outlook is based on a global industry production assumption of 93.1 million vehicles, up 2% from 2016. On a regional basis, vehicle production is forecasted to be 17.4 million units in North America, down 2%, 22.9 million units in Europe and Africa, up 3% and 26.0 million units in China, up 1%. Lear’s financial outlook is based on an average exchange rate of $1.12/Euro for the remainder of the year.

Sales in 2017 are expected to be approximately $20 billion, and core operating earnings are expected to be about $1.65 billion. Capital spending is expected to be $560 million, up $10 million from our prior outlook primarily reflecting the addition of Grupo Antolin. Net cash provided by operating activities is estimated to be $1.66 billion, and free cash flow is forecast to be approximately $1.1 billion.

The Company’s effective tax rate on an adjusted basis is expected to be approximately 26%. Adjusted net income is expected to be approximately $1.1 billion.

Pretax operational restructuring costs are estimated to be $65 million, and depreciation and amortization expense is estimated to be $405 million.

Certain of the forward-looking financial measures above are provided on a non-GAAP basis. The Company does not provide a reconciliation of such forward-looking measures to the most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States (“GAAP”) because to do so would be potentially misleading and not practical given the difficulty of projecting event driven transactional and other non-core operating items in any future period. The magnitude of these items, however, may be significant.

Webcast Information

Lear will webcast a conference call to review the Company’s second quarter 2017 financial results and related matters on July 26, 2017, at 8:00 a.m. Eastern Time, through the investor relations link at http://ir.lear.com/. In addition, the conference call can be accessed by dialing 1-800-789-4751 (domestic) or 1-973-200-3975 (international). The audio replay will be available two hours following the call at 1-855-859-2056 (domestic) or 1-404-537-3406 (international) and will be available until August 9, 2017, with a Conference I.D. of 19652649.

Non-GAAP Financial Information

In addition to the results reported in accordance with GAAP included throughout this press release, the Company has provided information regarding “pretax income before equity income, interest, other (income) expense, restructuring costs and other special items” (core operating earnings or adjusted segment earnings), “adjusted net income attributable to Lear” (adjusted net income), “adjusted diluted net income per share attributable to Lear” (adjusted earnings per share), “tax expense excluding the impact of restructuring costs and other special items” and “free cash flow” (each, a non-GAAP financial measure). Other (income) expense includes, among other things, non-income related taxes, foreign exchange gains and losses, gains and losses related to certain derivative instruments and hedging activities and gains and losses on the disposal of fixed assets. Adjusted net income and adjusted earnings per share represent net income attributable to Lear and diluted net income per share attributable to Lear, respectively, adjusted for restructuring costs and other special items, including the tax effect thereon. Free cash flow represents net cash provided by operating activities, less capital expenditures.

Management believes the non-GAAP financial measures used in this press release are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that core operating earnings, adjusted net income, adjusted earnings per share and tax expense excluding the impact of restructuring costs and other special items are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Management believes that free cash flow is useful to both management and investors in their analysis of the Company’s ability to service and repay its debt. Further, management uses these non-GAAP financial measures for planning and forecasting future periods.

Core operating earnings, adjusted net income, adjusted earnings per share, tax expense excluding the impact of restructuring costs and other special items and free cash flow should not be considered in isolation or as a substitute for net income attributable to Lear, diluted net income per share attributable to Lear, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP or as a measure of profitability or liquidity. In addition, the calculation of free cash flow does not reflect cash used to service debt and, therefore, does not reflect funds available for investment or other discretionary uses. Also, these non-GAAP financial measures, as determined and presented by the Company, may not be comparable to related or similarly titled measures reported by other companies.

For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP, see the attached supplemental data pages which, together with this press release, have been posted on the Company’s website through the investor relations link at http://www.lear.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding anticipated financial results and liquidity. The words “will,” “may,” “designed to,” “outlook,” “believes,” “should,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “forecasts” and similar expressions identify certain of these forward-looking statements. The Company also may provide forward-looking statements in oral statements or other written materials released to the public. All statements contained or incorporated in this press release or in any other public statements that address operating performance, events or developments that the Company expects or anticipates may occur in the future are forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and its other Securities and Exchange Commission filings. Future operating results will be based on various factors, including actual industry production volumes, commodity prices and the Company’s success in implementing its operating strategy.

Information in this press release relies on assumptions in the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs less lost and discontinued programs. The calculation of the sales backlog does not reflect customer price reductions on existing or newly awarded programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new programs, foreign exchange rates and the timing of major program launches.

The forward-looking statements in this press release are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

About Lear

Lear Corporation (NYSE: LEA) was founded in Detroit in 1917 as American Metal Products. In 2017, the Company will celebrate its 100th year anniversary. Lear is one of the world’s leading suppliers of automotive seating systems and electrical distribution systems (E-Systems). Lear serves every major automaker in the world, and Lear content can be found on more than 400 vehicle nameplates. Lear’s world-class products are designed, engineered and manufactured by a diverse team of approximately 156,000 employees located in 38 countries. Lear currently ranks #151 on the Fortune 500. Lear’s headquarters are in Southfield, Michigan. Further information about Lear is available at http://www.lear.com or follow us on Twitter @LearCorporation.

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Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Three Month
	Period Ended
	July 1,	July 2,
	2017	2016
Net sales	$5,123.2	$4,724.8
Cost of sales	4,545.4	4,184.4
Selling, general and administrative expenses	157.2	154.3
Amortization of intangible assets	11.5	13.3
Interest expense	21.4	20.3
Other (income) expense, net	5.8	(23.5)

Consolidated income before income taxes and equity in net income of affiliates	381.9	376.0
Income taxes	73.3	101.0
Equity in net income of affiliates	(18.4)	(19.5)

Consolidated net income	327.0	294.5
Net income attributable to noncontrolling interests	15.1	12.1

Net income attributable to Lear	$311.9	$282.4

Diluted net income per share attributable to Lear	$4.49	$3.82

Weighted average number of diluted shares outstanding	69.4	73.9

Lear Corporation and Subsidiaries

Condensed Consolidated Statements of Income

(Unaudited; in millions, except per share amounts)

	Six Month
	Period Ended
	July 1,	July 2,
	2017	2016
Net sales	$10,121.7	$9,387.7
Cost of sales	8,961.4	8,311.6
Selling, general and administrative expenses	312.9	303.3
Amortization of intangible assets	21.6	26.5
Interest expense	42.2	41.4
Other (income) expense, net	9.5	(15.0)

Consolidated income before income taxes and equity in net income of affiliates	774.1	719.9
Income taxes	162.4	199.2
Equity in net income of affiliates	(33.8)	(36.3)

Consolidated net income	645.5	557.0
Net income attributable to noncontrolling interests	27.8	26.2

Net income attributable to Lear	$617.7	$530.8

Diluted net income per share attributable to Lear	$8.84	$7.11

Weighted average number of diluted shares outstanding	69.9	74.7

Lear Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	July 1,	December 31,
	2017	2016
	(Unaudited)	(Audited)
ASSETS
Current:
Cash and cash equivalents	$1,166.7	$1,271.6
Accounts receivable	3,357.7	2,746.5
Inventories	1,127.4	1,020.6
Other	690.1	610.6

	6,341.9	5,649.3

Long-Term:
PP&E, net	2,266.7	2,019.3
Goodwill	1,272.1	1,121.3
Other	1,356.5	1,110.7

	4,895.3	4,251.3

Total Assets	$11,237.2	$9,900.6

LIABILITIES AND EQUITY
Current:
Short-term borrowings	$3.9	$8.6
Accounts payable and drafts	3,202.9	2,640.5
Accrued liabilities	1,693.5	1,497.6
Current portion of long-term debt	42.0	35.6

	4,942.3	4,182.3

Long-Term:
Long-term debt	1,877.1	1,898.0
Other	661.6	627.4

	2,538.7	2,525.4

Equity	3,756.2	3,192.9

Total Liabilities and Equity	$11,237.2	$9,900.6

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Three Months Ended
	July 1,	July 2,
	2017	2016
Net Sales
North America	$2,022.7	$1,940.8
Europe and Africa	2,033.6	1,923.1
Asia	875.9	737.0
South America	191.0	123.9

Total	$5,123.2	$4,724.8

Content per Vehicle [1]
North America	$453	$422
Europe and Africa	$344	$314
Free Cash Flow [2]
Net cash provided by operating activities	$566.4	$529.0
Capital expenditures	(153.2)	(93.6)

Free cash flow	$413.2	$435.4

Depreciation and Amortization	$104.6	$94.5
Core Operating Earnings [2]
Net income attributable to Lear	$311.9	$282.4
Interest expense	21.4	20.3
Other (income) expense, net	5.8	(23.5)
Income taxes	73.3	101.0
Equity in net income of affiliates	(18.4)	(19.5)
Net income attributable to noncontrolling interests	15.1	12.1

Pretax income before equity income, interest and other (income) expense	409.1	372.8
Restructuring costs and other special items -
Costs related to restructuring actions	23.7	27.9
Acquisition costs	1.1	—
Acquisition-related inventory fair value adjustment	2.6	—
Other	2.4	(2.2)

Core operating earnings	$438.9	$398.5

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$311.9	$282.4
Restructuring costs and other special items -
Costs related to restructuring actions	23.4	27.9
Acquisition costs	1.1	—
Acquisition-related inventory fair value adjustment	2.6	—
Gain related to affiliate	—	(30.3)
Other	1.2	(2.8)
Tax impact of special items and other net tax adjustments [3]	(35.3)	(7.1)

Adjusted net income attributable to Lear	$304.9	$270.1

Weighted average number of diluted shares outstanding	69.4	73.9

Diluted net income per share attributable to Lear	$4.49	$3.82

Adjusted earnings per share	$4.39	$3.66

[1]	Content per Vehicle for 2016 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Reflects tax benefits of $28.7 million related to the reversal of valuation allowances on the deferred tax assets of certain foreign subsidiaries in 2017, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except content per vehicle and per share amounts)

	Six Months Ended
	July 1,	July 2,
	2017	2016
Net Sales
North America	$4,011.9	$3,866.9
Europe and Africa	3,949.0	3,750.8
Asia	1,799.2	1,554.4
South America	361.6	215.6

Total	$10,121.7	$9,387.7

Content per Vehicle [1]
North America	$446	$423
Europe and Africa	$330	$315
Free Cash Flow [2]
Net cash provided by operating activities	$845.3	$817.6
Capital expenditures	(274.0)	(181.7)

Free cash flow	$571.3	$635.9

Depreciation and Amortization	$201.5	$184.7
Diluted Shares Outstanding at end of Quarter [3]	68,829,689	72,253,226
Core Operating Earnings [2]
Net income attributable to Lear	$617.7	$530.8
Interest expense	42.2	41.4
Other (income) expense, net	9.5	(15.0)
Income taxes	162.4	199.2
Equity in net income of affiliates	(33.8)	(36.3)
Net income attributable to noncontrolling interests	27.8	26.2

Pretax income before equity income, interest and other (income) expense	825.8	746.3
Restructuring costs and other special items -
Costs related to restructuring actions	32.5	39.6
Acquisition costs	2.7	—
Acquisition-related inventory fair value adjustments	4.3	—
Other	5.1	(0.6)

Core operating earnings	$870.4	$785.3

Adjusted Net Income Attributable to Lear [2]
Net income attributable to Lear	$617.7	$530.8
Restructuring costs and other special items -
Costs related to restructuring actions	32.2	39.6
Acquisition costs	2.7	—
Acquisition-related inventory fair value adjustments	4.3	—
Gain related to affiliate	—	(30.3)
Other	2.5	(1.5)
Tax impact of special items and other net tax adjustments [4]	(54.4)	(12.1)

Adjusted net income attributable to Lear	$605.0	$526.5

Weighted average number of diluted shares outstanding	69.9	74.7

Diluted net income per share attributable to Lear	$8.84	$7.11

Adjusted earnings per share	$8.66	$7.05

[1]	Content per Vehicle for 2016 has been updated to reflect actual production levels.
[2]	See “Non-GAAP Financial Information” included in this press release.
[3]	Calculated using stock price at end of quarter.
[4]	Reflects tax benefits of $28.7 million related to the reversal of valuation allowances on the deferred tax assets of certain foreign subsidiaries and $15.8 million related to the change in the accounting for share-based compensation in 2017, as well as the tax effect of restructuring costs and other special items and several discrete tax items. The identification of these tax items is judgmental in nature and their calculation is based on various assumptions and estimates.

Lear Corporation and Subsidiaries

Supplemental Data

(Unaudited; in millions, except margins)

	Three Months Ended
	July 1, 2017	July 2, 2016
Adjusted Segment Earnings
Seating
Net sales	$4,025.1	$3,640.4

Segment earnings	$322.7	$287.7
Costs related to restructuring actions	13.0	18.5
Acquisition costs	0.2	—
Acquisition-related inventory fair value adjustment	2.6	—
Other	—	(4.0)

Adjusted segment earnings	$338.5	$302.2

Adjusted segment margins	8.4%	8.3%

E-Systems
Net sales	$1,098.1	$1,084.4

Segment earnings	$156.3	$151.4
Costs related to restructuring actions	6.1	8.3
Other	1.2	1.2

Adjusted segment earnings	$163.6	$160.9

Adjusted segment margins	14.9%	14.8%

	Six Months Ended
	July 1, 2017	July 2, 2016
Adjusted Segment Earnings
Seating
Net sales	$7,893.1	$7,242.4

Segment earnings	$643.0	$579.3
Costs related to restructuring actions	19.7	25.7
Acquisition costs	0.2	—
Acquisition-related inventory fair value adjustments	4.3	—
Other	—	(4.0)

Adjusted segment earnings	$667.2	$601.0

Adjusted segment margins	8.5%	8.3%

E-Systems
Net sales	$2,228.6	$2,145.3

Segment earnings	$321.2	$301.2
Costs related to restructuring actions	8.1	11.2
Other	2.4	2.4

Adjusted segment earnings	$331.7	$314.8

Adjusted segment margins	14.9%	14.7%